SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: June 2, 2003

                            PAVING STONE CORPORATION
               (Exact Name of Registrant as Specified in Charter)



           NEVADA                     000-30051                 88-0443120
           ------                     ---------                 ----------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)



      1760 N.W. 22ND COURT, POMPANO BEACH, FL                     33069
      ---------------------------------------                     -----
     (Address of principal executive offices)                  (Zip code)



Registrant's telephone number, including area code:  (954) 971-3235
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ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     99.1 Press Release of Paving Stone Corporation, a Nevada corporation ("Paving Stone") issued on June 2, 2003.


ITEM 9.  REGULATION FD DISCLOSURE

     On June 2, 2003, Paving Stone issued a press release with respect to approval by Paving Stone's Board of Directors to initiate the start of a new Paving Stone subsidiary, P.S.C. Equipment, to buy and sell high-quality commercial grade equipment. The press release is attached hereto as Exhibit 99.1.




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                                   SIGNATURES
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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PAVING STONE CORPORATION



Date:    June 9, 2003                       By:    /s/ Maurice Sigouin
                                                   -------------------
                                            Name:  Maurice Sigouin
                                            Its:   President




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

                                 EXHIBIT 99.1
                                 ------------


Press Release                                   Source: Paving Stone Corporation


 PAVING STONE CORP. INITIATES START OF NEW SUBSIDIARY, TO ACQUIRE $10,000,000
                                  IN ASSETS

Monday June 2, 10:38 am ET

     POMPANO BEACH, Fla., June 2/PRNewswire-FirstCall/ -- Paving Stone Corporation (OTC Bulletin Board: PVNG - News) announced today the Board of Directors approval to initiate the start of a new Paving Stone subsidiary, P.S.C. Equipment, to buy and sell high-quality commercial grade equipment.

     P.S.C. Equipment is to be in the business of purchasing and selling various forms of high quality commercial grade equipment that can be brokered to various corporations worldwide. The formation of this new subsidiary is a testament to Paving Stone Corporation's continued commitment to bringing shareholder value to its investors.

     Maurice Siguoin, CEO, stated, "We are very pleased with the Board's decision to allow us to expand the breadth of our abilities to increase profit margins to the overall operations of our company. We see P.S.C. Equipment as another step in the development of our business plan that will allow us to increase our asset base while bringing additional profitability to the overall operational infrastructure of our company."

     The initial transaction calls for the purchase of $10,000,000 (ten million dollars) worth of appraised commercial grade equipment for restricted common stock and a note payable. Additionally, the initial agreement between P.S.C. Equipment and Equipment International, LLC., the seller of this commercial equipment, calls for an additional $10,000,000 (ten million dollars) worth of equipment to be sold to P.S.C. under the same terms and at the sole discretion of P.S.C. Equipment.

     Richard T. Eisel Sr., President of Equipment International, LLC., stated, "We are very excited about our new relationship with Paving Stone Corporation and its new subsidiary, P.S.C. Equipment. We bring over 20 years' worth of experience and contracts in the commercial equipment business purchasing equipment from many Fortune 500 companies. This type of commercial grade equipment holds its value better than most other forms of equipment due to its income producing nature. The dynamics of our expertise mixed with Paving Stone's market knowledge with other targeted companies assures us of an excellent long-term business relationship. We look forward to being long-term shareholders of Paving Stone Corporation.

     "Because of our ability to complete this transaction within the 2nd quarter of this year, we look forward to this quarter and the remainder of the year to be operationally sound with a much improved balance sheet. We also anticipate increases in our overall profit margins and net income," stated Jace Simmons, CFO.

     Paving Stone Corporation currently operates 13 offices in 9 states nationwide.

     In conjunction with the provisions of the "Safe Harbor Act" section of the Private Securities Litigation Reform Act of 1995 this release may contain forward looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to other future operations. All such forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not materially differ from expectations. Information on potential factors that could affect Paving Stone Corporation is included in the company's public filing with the U.S. Securities and Exchange Commission.

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Source:  Paving Stone Corporation




                                  EXHIBIT 99.1